Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of TGT Pipeline, LLC on Form S-4 of our report dated September 10, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 10, 2003